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                                                                    Exhibit 10-J


                           COLGATE-PALMOLIVE COMPANY
                             1987 STOCK OPTION PLAN
                          As amended November 1, 1996

Section 1. Purpose -- The purpose of the Colgate-Palmolive Company 1987 Stock Option Plan (the "Plan") is to promote the interests of Colgate-Palmolive Company (the "Company") and its stockholders by (a) providing incentives for executives and other key employees, (b) encouraging stock ownership by such employees by providing them with a means to acquire a proprietary interest in the Company, and (c) aiding in attracting and retaining executives of the caliber necessary for the continued growth and profitability of the Company.

Section 2. Administrative -- The Plan shall be administered by a Committee (the "Committee") consisting of not less than two directors of the Company to be
appointed from time to time by the Board of Directors.   Each member of the
Committee shall be a "Non-Employee Director" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. The Committee shall administer and interpret the Plan and may establish and amend rules and regulations therefor. The Committee shall select participants and determine the amounts, times, forms, terms and conditions of grants. Any decision made or action taken by the Committee arising out of or in connection with the interpretation or administration of the Plan shall be final and conclusive. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan.

Section 3. Grants -- (a) Grants under the Plan may be in the form of options to purchase shares of the Company's common stock, stock appreciation units and equity units. Limited rights, as described in section 12, may also be granted. Options, stock appreciation units, equity units and limited rights are herein called "stock incentives". Stock incentives may be granted from time to time under the Plan for up to an aggregate of 20,000,000 shares of common stock of the Company plus the number of shares (not to exceed 1,000,000 shares) that were available, but not used, under the Company's 1977 Stock Option Plan. Either authorized but unissued shares or reacquired shares may be used for grants. The Company may purchase shares required for this purpose. The number of shares of common stock available under the Plan shall be reduced by the number of shares subject to options and, if stock appreciation units and equity units are granted other than in conjunction with options, the number of stock appreciation units and equity units granted, and increased by the number of shares subject to options that terminate or are cancelled other than as a result of the exercise of a stock incentive granted in conjunction with such options and the number of stock appreciation units and equity units granted in conjunction with options, that terminate or are cancelled. In no event will the determination of the number of shares available be calculated in a manner inconsistent with applicable laws and regulations as in effect from time to time.

(b) The Committee, in its discretion, may, from time to time, implement, amend or terminate a stock option replacement feature to the Plan, as provided for herein (the "Stock Option Replacement Feature"). When implemented, the Stock Option Replacement Feature shall provide that if a Participant exercises an option or a portion

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thereof by using shares of common stock in payment of the option price (which shares shall have been owned by the Participant for at least six (6) months), the Participant shall, without further action by the Committee, be granted a new option (a "Replacement Option") to purchase shares of common stock equal to the number of shares of common stock used in payment of the exercise price and the number of shares withheld for tax in respect of the exercise. The grant of the Replacement Option shall occur, simultaneous with the exercise of the option in accordance with the conditions hereof, and shall have an option price equal to the fair market value of the common stock on the date of grant of the Replacement Option.

A Replacement Option (a) shall not be exercisable until at least six months after the date of grant, (b) shall have an expiration date no later than the date on which the original option (with respect to which the Replacement Option was granted) would have expired by its terms, (c) may not be granted more than twice each year to the same Participant, and (d) shall comply with all other provisions of this Plan.

Subject to the foregoing, the Committee shall, in addition to all other powers granted to the Committee under the Plan, have the power to designate (a) the date the Replacement Option shall be exercisable (or become vested), (b) the expiration date of the Replacement Option and (c) any limitations on the frequency of the grants of Replacement Options to any Participant. In addition, the Committee may establish, as a condition to the grant of Replacement Options, a requirement that the recipient agrees not to resell "Excess Shares" (as hereinafter defined) received in connection with such grant for a period of time not to exceed two years. As used herein, "Excess Shares" shall mean the number of shares received upon exercise of the option (with respect to which the Replacement Option was granted) in excess of the number of shares tendered as payment for such exercise.

Section 4. Participation -- Employees eligible for stock incentives shall be selected by the Committee from time to time from among those executives and other key employees of the Company and its subsidiaries who are in a position to contribute materially to the success of the Company.

Section 5. Conditions -- (a) Stock incentives may be evidenced by stock incentive agreements, which shall be subject to the applicable provisions of the Plan and contain such other provisions as the Committee shall determine from time to time. A stock incentive may be exercised at one time or in such installments over the balance of the exercise period as may be provided in the stock incentive agreement.

(b) The option price per share shall be not less than the Fair Market Value of the common stock on the date each option is granted.

(c) The Committee may permit the voluntary surrender of all or a portion of any stock incentive to be conditioned upon the granting of a new stock incentive.

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(d)  In the event of a Change of Control of the Company, then notwithstanding any provision of this section or of any provision of any stock incentive agreements to the contrary, all stock options, stock appreciation units and equity units which have not terminated and which are then held by any participant shall, as of such Change of Control, become immediately exercisable (subject, however, to the restrictions on surrender of stock appreciation units and equity units for cash as set forth in paragraph (c) of section 9) without regard to the exercise period specified in any relevant stock incentive agreement.

Section 6.  Exercise of stock Incentives -- (a)  Subject to paragraph (a) of
Section 5, each stock incentive will be exercisable in whole or in part from time to time, prior to its cancellation or termination, by written notice to the Company specifying the number of shares or units, as the case may be, with respect to which it is being exercised. If any option is being exercise, such notice shall be accompanied by payment in full of the purchase price by cash or check or in other form acceptable to the Committee, including shares of common stock of the Company or partly in cash or check and partly in such shares, except that the Committee may, from time to time, impose limits and conditions on the use of such shares for payment. The Committee may alternatively permit, under such terms and conditions as it may establish from time to time, payment methods for option exercises which will enable a participant to pay the exercise price of an option, and any applicable withholding taxes, from the proceeds of the sale of shares received as a result of the exercise of such option. Certificates for shares to be received upon the exercise of stock incentives will be delivered in regular course. Fractional shares will not be issued. No stock options may be exercised by a participant who is subject to Section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act") within six months from the date of grant thereof, except in the event of death or disability of the participant prior to the expiration of such sex month period.

(b) Except as provided in section 16(h), a stock incentive may be exercised during the life-time of the participant only by the participant and after his or her death only by the persons to whom the stock incentive has been transferred by will or by laws of descent and distribution. Stock incentives are not otherwise transferable. Stock appreciation units granted with respect to incentive stock options may be exercised only when the Fair Market Value of the common stock subject to the related option exceeds the exercise price thereof.

(c) Upon the exercise of one or more stock appreciation units granted in conjunction with a stock option, such option shall be cancelled with respect to an equal number of shares and an equal number of equity units granted in conjunction therewith, if any, shall be cancelled. Upon the exercise of one or more equity units granted in conjunction with a stock option, such option shall be cancelled with respect to an equal number of shares and an equal number of stock appreciation units granted in conjunction therewith, if any, shall be cancelled. Upon the exercise of a stock option for one or more shares, an equal

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number of stock appreciation units and an equal number of equity units granted in conjunction therewith, if any, shall be cancelled.

Section 7. Use of Proceeds -- Proceeds, if any, from the exercise of options pursuant to the Plan will be used for general corporate purposes.

Section 8. Termination of Stock Incentives -- Each stock incentive will terminate upon the earlier of (a) or (b) below.

(a) The date fixed by the Committee when the stock incentive is granted as set forth in the relevant stock incentive agreement.

(b) Termination of employment or, to the extent the stock incentive was then exercisable, three months after the participant's termination of employment, except as follows:

(i) If the participant dies while an employee, or within three months after termination of employment, the stock incentive may be fully exercised (whether or not the stock incentive was fully exercisable), at any time or from time to time within three years after the date of death.

(ii) If the participant retires after attaining age 65, or earlier with the consent of the Company, or if employment is terminated by disability, the stock incentive may be fully exercised (whether or not the stock incentive was fully exercisable, unless provided otherwise in the stock incentive agreement) within three years after the date of such retirement or termination.

(iii) If the Committee determines that the stock incentive may be exercised (whether or not it was fully exercisable) for a longer period of time.

Notwithstanding anything hereinabove to the contrary, if a participant's employment is terminated for cause, his or her ability to exercise the stock incentive shall terminate on the date of termination of employment. For this purpose, the determination of the Committee as to whether employment was terminated for cause shall be final.

Section 9. Stock Appreciation Units and Equity Units -- (a) Stock appreciation units and equity units may be granted on a "free-standing" basis or in conjunction with all or a portion of the shares covered by an option, either at the time of stock grant of the option or at any time thereafter during the term of the option.

(b) Each stock appreciation unit and each equity unit shall entitle the holder thereof to elect, prior to its cancellation or termination, to exercise such stock appreciation unit or equity unit and receive either cash or shares of common stock or both, as the Committee may determine, in an aggregate amount equal in Fair Market Value on the date of such election to the following:

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(i)  In the case of a stock appreciation unit, the excess, if any, of the Fair
Market Value of a share of common stock on the date of such election over the Fair Market Value of a share of common stock on the date of grant of the stock appreciation unit.

(ii) In the case of an equity unit, the remainder of (A) the sum of the dividend equivalents credited under paragraph (d) plus the Equity Per Share on the date of exercise minus (B) the Equity Per Share on the date of grant. The number of shares which may be issued upon exercise of an equity unit may not exceed the number of equity units exercised and the balance will be payable in cash, subject to the terms of the Plan.

(c) Stock appreciation units or equity units may be exercised only as provided under their terms. In addition, the following provisions shall apply:

(i) No stock appreciation units or equity units may be exercised by a participant who is subject to Section 16(b) of the Exchange Act within six months from the date of grant thereof, except in the event of death or disability of the participant prior to the expiration of the six months.

(ii) Stock appreciation units or equity units may be surrendered for cash only during the period beginning on the third business day following the date of release of a summary statement of the Company's quarterly or annual sales and earnings and ending on the twelfth business day following such date of release. Payment of such cash may be deferred by the participant subject to such terms and conditions as may be prescribed by the Committee.

(iii) The Committee may disapprove an election to surrender any stock appreciation unit or equity unit for cash in full or partial settlement thereof.

(iv) In the event the Committee disapproves, in whole or in part, an election by a participant to surrender any stock appreciation unit or equity unit for cash, such disapproval shall not effect the participant's right to surrender the stock appreciation unit or equity unit currently for shares of common stock or at a later date for shares or cash, or his or her right to exercise the options currently or at a later date, to the extent otherwise exercisable, provided that any subsequent surrender for cash shall be similarly subject to the Committee's approval.

(d) Each equity shall be credited with an amount equal to dividends paid per share of common stock as of each record date from the date of grant of the equity unit until the date of exercise. Unless the Committee determines otherwise, dividend equivalents shall be paid only in accordance with paragraph
(b) (ii) of this section.

Section 10. Incentive Stock Options -- Each option granted under the Plan which is intended to be an incentive stock option as defined in Section 422A of the United States Internal Revenue Code shall be so designated. The aggregate fair market value (determined as of the time such option is granted) of the stock with respect to which

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incentive stock options granted after 1986 are exercisable for the first time by such individual during any calendar year after 1986 under any option plan of his or here employer corporation and its parent and subsidiary corporation shall not exceed $100,000.

Section 11. Loans -- The Company may make loans to such participants as the Committee, in its discretion, may determine (including a participant who is a director or officer of the Company) in connection with the exercise of options granted under the Plan in an amount up to the exercise price of the option to be exercised plus any applicable withholding taxes. In no event may any such loan exceed the Fair Market Value, at the date of exercise, of the shares covered by the option, or portion thereof, exercised by the participant. Such loans shall be subject to such terms and conditions as the Committee shall determine. Every loan shall comply with all applicable laws, regulations and rules of the Federal Reserve Board and any other governmental agency having jurisdiction.

Section 12. Limited Rights -- (i) A limited right may be awarded by the Committee in connection with any option granted under the Plan with respect to all or some of the shares of common stock covered by such related option. A limited right may be granted either at the time the option is granted or thereafter at any time prior to the cancellation , exercise, forfeiture, termination or expiration of the option. A limited right may be exercised only during the thirty-day period beginning on a Change of Control of the Company. In addition, each limited right which has not terminated and which is then held by a participant shall be exercisable whether or not the related option is exercisable.

(ii) Upon the exercise of limited rights, the participant shall receive in cash an amount equal to the product computed by multiplying (a) the excess of (X) the highest Fair Market Value per share of common stock during the thirty-day period ending on the date the limited right is exercised over (Y) the option price per share of common stock at which the related option is exercisable by (b) the number of shares of common stock with respect to which the limited right is being exercised. Notwithstanding the foregoing, in the case of a limited right granted in respect of an incentive stock option, the holder may not receive an amount in excess of such amount as will enable such option to qualify as an incentive stock option.

(iii) Upon exercise of a limited right, such related option and any related stock appreciation unit and equity shall cease to be exercisable to the extent of the shares of common stock with respect to which such limited right is exercised. Upon the exercise or termination of a related option, the limited right with respect to such related option shall terminate to the extent of the shares of common stock with respect to which the related option was exercised or terminated.

Section 13. Foreign Stock Incentives -- The Committee may grant options to key employees who are subject to the tax laws of nations other than the United States, which options may have terms and conditions that differ from other options granted under the Plan for the purposes of complying with the foreign tax laws. The Committee may grant stock

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appreciation units, equity units and limited rights to key employees without the grant of an accompanying option if the key employees are subject at the time of grant to the laws of a jurisdiction that prohibits them from owning common stock. The units and rights shall permit the key employees to receive cash at the time of any exercise of such units or rights.

Section 14. Adjustments -- In the event of any change in the common stock, through the declaration of stock dividends, through recapitalization resulting in stock split-ups or combinations of shares, or as the result of similar events, appropriate adjustment, to be determined by the Committee, shall be made in the number of shares subject to the Plan, in the number of shares and price per share of all shares subject to outstanding stock incentives and in the Fair Market Value or Equity Per Share on the date from which any increase therein is measured under stock appreciation units, equity units or limited rights. In the case of equity units, the Committee may make such adjustment to the computation of equity per share as the Committee deems equitable, in light of whether or not the grantee is entitled to the most recent dividend and whether or not the equity of the applicable balance sheet reflects the debiting of such dividend.

Section 15. Definitions -- (a) A Change of Control shall be deemed to have taken place upon (i) the acquisition by a third person, including a "group" as defined in Section 13(d) (3) of the Securities Exchange Act of 1934 of shares of the Company having 30% or more of the total number of votes that may be cast for the election of directors of the Company. (ii) shareholder approval of the acquisition of the Company, or substantially all of its assets, by another entity or of a merger, reorganization, consolidation or other business combination to which the Company is a party or (iii) the election during any period of 24 months or less of 50% or more of the directors of the Company where such directors were not in office immediately prior to such period.

(b) Fair Market Value shall be the mean between the high and low prices for the day on the New York Stock Exchange Composite Tape. In the absence of a reported sale, the mean between the high and low prices on the most recent date on which a sale was reported may be used.

(c) Equity Per Share as of any date means the common stockholder's equity, as stated in the most recent publicly available quarterly or annual consolidated balance sheet of the Company, divided by the number of shares of the Company's common stock and common stock equivalents outstanding as of the date of such balance sheet.

Section 16. General Provisions -- (a) No stock incentives may be exercised if such exercise and the receipt of cash or stock thereunder, would be contrary to law or the regulations of any duly constituted authority having jurisdiction over the Plan.

(b) Absence on leave approved by a duly constituted officer of the Company or any of its subsidiaries shall not be considered interruption or termination of service of any employee for any purposes of the Plan, except that no award may be granted to an employee while he or she is absent on leave.

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(c)  No participant shall have any rights as a stockholder with respect to any shares subject to his or her stock incentives prior to the date as of which he or she is actually recorded as the holder of the common stock covered by such stock incentives upon the stock records of the Company.

(d) Nothing in the Plan or any stock incentive granted hereunder shall confer upon any employee any right to continue in the employ of the Company or any of its subsidiaries or interfere in any way with the right of the Company or any of its subsidiaries to terminate his or her employment at any time.

(e) Any agreement may provide that stock issued upon exercise of any stock incentive may be subject to such restrictions, including, without limitation, restrictions as to transferability and restrictions constituting substantial risks of forfeiture, as the Committee may determine at the time such stock incentive is granted.

(f) The obligation of the Company to issue, transfer or deliver common stock under the Plan shall be subject to (a) the effectiveness of a registration statement under the Securities Act of 1933, as amended, with respect to such issue, transfer or delivery, if deemed necessary or appropriate by counsel for the Company, (b) the condition that the shares of common stock reserved for issuance, if any, shall have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange on which outstanding shares of the same class may then be listed and (c) all other applicable laws, regulations, rules and orders which shall then be in effect.

(g) This Plan, insofar as it provides for cash payments, shall be unfunded, and the Company shall not be required to segregate any assets which may at any time be awarded under the Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations which may be created by this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

(h) In the event the Committee determines that a participant is incapacitated and unable to exercise stock incentives granted under the Plan, the Committee, in its discretion, may authorize the assignment of the power to exercise such stock incentives to a fiduciary, legal guardian or other individual whom the Committee deems appropriate based on the applicable facts and circumstances.

(i) The Company shall deduct from all payments and distributions under the Plan any taxes required to be withheld by federal, state or local governments. In case distributions are made in shares of common stock, the Company shall have the right to retain the value of sufficient shares to equal the amount of the tax required to be withheld in respect of such distributions. In lieu of withholding the value of shares, the Committee may require a recipient of a distribution in common stock to pay the Company for any such taxes required to be withheld upon such terms and conditions as the Committee may prescribe.

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(j)  Captions preceding the sections hereof are inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provisions hereof.

(k) Any transaction effected pursuant to this Plan that is deemed to be a "Discretionary Transaction" as defined in Rule 16b-3(b) under the Securities Exchanged Act of 1934, as amended, that occurs within six months of an "opposite way" discretionary transaction (as described in Rule 16b-3(f) thereunder) is automatically voided and will be deferred until six months have elapsed from the date of the most recent "opposite way" discretionary transaction under any Plan of the Company.

Section 17. Amendment and Termination -- The Board of Directors may alter, suspend or terminate the Plan. Except as provided in section 14, the Board may not, however, increase the maximum number of shares which may be issued under the Plan in the aggregate, materially increase the benefits accruing to participants under the Plan or materially modify the requirements regarding eligibility for participation in the Plan or, without the consent of the holder thereof, alter or impair any stock incentive previously granted under the Plan. The Plan will terminate on April 30, 1997. No stock incentive may be granted after the termination of the Plan, but stock incentives previously granted may be exercised in accordance with their terms.

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